United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2007
(Date of Report)

Isdera, North America, Inc.
(Exact name of registrant as specified in its charter)

New York (State of incorporation)	333-138059 (Commission File Number)	11-288589 (IRS Employer Identification No.)

50 Pine Drive Cold Spring Harbor, New York (Address of principal executive offices)	11724 (Zip Code)

(516) 917-3385 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Stock Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2007, Isdera, North America, Inc. (the “Registrant”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Cosell Investments, Ltd. (the “Buyer”), Kingsgate Development, Ltd. and Eastern Glow Investment, Ltd. (collectively, the “Sellers”). The transaction contemplated under the Stock Purchase Agreement closed on October 12, 2007. There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Purchase Agreement, other than in respect of the Stock Purchase Agreement.

Pursuant to the terms and conditions of the Stock Purchase Agreement, the Buyer acquired from the Sellers 1,495,400 shares of common stock of the Registrant (the “Transaction”). A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.01 Changes in Control of Registrant.

The Buyer acquired control of the Registrant on October 12, 2007. The Buyer acquired control by purchasing approximately 34.8% of the issued and outstanding shares of common stock of the Registrant directly from the Sellers on the terms and conditions set forth in the Stock Purchase Agreement. The Buyer paid $245,000.00 for the shares of common stock acquired by them pursuant to the Stock Purchase Agreement. The Buyer used its working capital to fund the purchase of the shares that it acquired.

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the “Board of Directors”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Immediately prior to the closing of the Transaction, Ruediger Albrecht served as the sole member of the Board of Directors. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, (1) the Buyers’ nominee, Jing Jiang, was appointed as a member to the Board of Directors, (2) Ruediger Albrecht tendered a resignation from the Board of Directors, effective as of ten days after the delivery to the shareholders of the Registrant of an Information Statement pursuant to Rule 14f, and (2) the parties agreed to appoint the Buyer’s nominee, Jing Jiang (president of the Buyer), to the Board of Directors at a future date to be determined by the Buyer.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before the change in control effected by the Transaction. Accordingly, pursuant to the requirements of Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act, reflecting the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Registrant and its securities upon consummation of the Transaction.

Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2 and 3 of Part I; Items 5, 6, 7 and 8 of Part II; and Item 13 of Part III of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of October 12, 2007, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

	Amount and
	Nature of
	Beneficial	Percentage of
Name and Address of Beneficial Owner (1)	Ownership	Common Stock(3)

Jing Jiang (2) PO Box 031-114 Shennan Zhong Road Shenzhen City PR China 518031	1,495,000	34.8%

Ruediger Albrecht 811 Chicago Avenue, Suite 803 Evanston, IL 60202	0	—
All directors and executive officers as a group (2 persons)	1,495,000	34.8%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.
(2)	Shares are held in the name of Cosell Investments, Ltd. Ms. Jiang is the President and sole stockholder of Cosell Investments, Ltd.
(3)	Based on 4,248,400 shares of Common Stock outstanding.

Change in Control Arrangements

With the completion of the Transaction, there are currently no arrangements that would result in a change in control of the Registrant.

Directors, Executive Officers, Promoters and Control Persons

Jing Jiang, Director, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

Information about Ms. Jiang is set forth below in Item 5.02 of this Current Report on Form 8-K under “Appointment of Jing Jiang to the Board of Directors.”

Ruediger Albrecht, Director

Since 1987, Mr. Albrecht has held the office of President for Isdera North American, Inc. While there is no connection between Mr. Albrecht, the Company and Isdera GMBH, Mr. Albrecht has extensive general manager and marketing experience in international trade, transportation, logistics, import/export and service industries and in providing direction and control for the logistics, transportation, marketing and administrative functions. Since 1987, Mr. Albrecht has also held office as President of ASG International, Ltd. transportation, import/export and world wide, handling all marketing, sales, administrative and financial aspects, as well as system introduction of ABI (automatic release of imports by customs) to affiliate company. Imexsys, Inc., custom broker, international forwarder. ASG International, Ltd. is an internationally oriented company mainly involved in import and export of goods, mainly motor cars world wide. Transportation was arranged by the affiliated company, Imexsys, Inc., a fully licensed and forwarding agent and custom house broker, under the supervision of ASG International, Ltd. ASG International, Ltd. assisted to implement a computer program especially made for custom house brokers.

Except as previously set forth, Mr. Albrecht does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Albrecht and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Albrecht (or any member of his immediate family) had or is to have a direct or indirect material interest.

Executive Compensation

Shown on the table below is information on the annual and long-term compensation for services rendered to the Registrant in all capacities, for the fiscal year ended June 30, 2007(our first year in existence), paid by the Registrant to all individuals serving as the Registrant’s chief executive officer or acting in a similar capacity during the fiscal year ended June 30, 2007(our first year in existence), regardless of compensation level. During the last completed fiscal year, the Registrant did not pay aggregate compensation to any executive officer in an amount greater than $100,000.

		Annual Compensation				Long Term Compensation
						Restricted		LTIP
					Other Annual	Stock	Options/	payouts	All Other
Name	Title	Year	Salary	Bonus	Compensation	Awarded	SARs (#)	($)	Compensation
Ruediger Albrecht	Former President	2007	$0	0	0	0	0	0	0
	CEO, CFO
	Chairman
Jing Jiang	Current	2007	$0	0	0	0	0	0	0
	CEO, CFO
	Secretary

To date, no compensation has been awarded to, earned by or paid to Ms. Jiang, in her capacity as chief executive officer, chief financial officer, chairman of the board, and Secretary of the Registrant.

Director Compensation

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Certain Relationships and Related Transactions

There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of New York.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Jing Jiang to the Board of Directors

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on October 12, 2007, Jing Jiang was appointed as a member of the Board of Directors.

Ms. Jiang, born in February 1982, age 25, has been employed as an internal auditor by Shanghai Bao Gang Group Limited from July 2004 until September 2006, where she audited and oversaw the company’s accounting transactions. She was then employed as the director and President by Cosell Investments Limited from February 2007 until present.

Ms. Jiang is a director with one other reporting company in the United States (Best Care, Inc.). There are no family relationships between Ms. Jiang and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Jiang (or any member of her immediate family) had or is to have a direct or indirect material interest.

Ms. Jiang has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Jiang has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Jiang has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Departure of Ruediger Albrecht as President and Treasurer

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on October 12, 2007, Ruediger Albrecht resigned as the President and Treasurer of the Registrant.

Appointment of Jing Jiang as Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on October 12, 2007, the Registrant appointed (1) Jing Jiang as its Chairman, Chief Executive Officer, Chief Financial Officer, and Secretary. There are no employment agreements between the Registrant and Jing Jiang.

Jing Jiang

Information about Ms. Jiang is set forth above under “Appointment of Jing Jiang to the Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Stock Purchase Agreement, dated as of October 4, 2007, by and among Isdera, North America, Inc., Cosell Investments, Ltd., Kingsgate Development, Ltd. and Eastern Glow Investment, Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	ISDERA, NORTH AMERICA, INC.

/s/ Jing Jiang
Jing Jiang
Chief Executive Officer